Press Release
For Immediate Release
                                                     Contact:  D. Linn Wiley
                                                               President and CEO
                                                               (909) 980-4030

                                      CVB Financial Corp. Reports Third Quarter Operating Results

Ontario, CA, October 16, 2003-CVB Financial Corp. (NASDAQ:CVBF) and its subsidiary, Citizens Business Bank, announced record results for the third quarter of 2003.  This included record deposits, record loans, record assets and record earnings.  It was the 46th consecutive quarter of record results for the Company.

CVB Financial Corp. reported net income of $13.5 million for the third quarter ending September 30, 2003.  This represents an increase of $306,000, or 2.32%, when compared with the $13.2 million in net income reported for the third quarter of 2002.  Diluted earnings per share were $0.30 for the third quarter of 2003.  This is up $0.01, or 3.45%, when compared with earnings per share of
$0.29 for the third quarter of 2002.

Earnings results for the third quarter of 2003 produced a return on beginning equity of 19.71%, a return on average equity of 18.99%
and a return on average assets of 1.55%.  The efficiency ratio for the third quarter was 51.20%.

During the third quarter of 2003, the Company prepaid $25.0 million in borrowing from the Federal Home Loan Bank.  This resulted in a prepayment penalty of $2.2 million.  The prepayment penalty was recorded as an operating expense.  This prepayment will reduce interest costs, and provide for a corresponding increase in the net interest margin.  The efficiency ratio would have been 45.89%
without this prepayment expense.

In addition, the Company realized a net gain after taxes from the sale of securities of $2.2 million in the third quarter of 2003.
This compares with a net gain after taxes from the sale of securities of $1.2 million for the third quarter of 2002.

Net income, excluding the gains on the sale of securities and the prepayment penalty, was $12.7 million for the third quarter of
2003.  This compares with net operating income, excluding the gains on the sale of securities, of $12.0 million for the third quarter of 2002.  Net income on this basis was up $747,000, or 6.23%, from the third quarter of 2002 to the third quarter of 2003.

Net income for the nine months ending September 30, 2003 was $38.7 million.  This represents an increase of $1.6 million, or 4.23%, when compared with net earnings of $37.2 million for the same period of 2002.  Diluted earnings per share was $0.87.  This was up
$0.04, or 4.82%, from diluted earnings per share of $0.83 for the same period last year.  Net income for the nine months ending
September 30, 2003 produced a return on beginning equity of 19.93%, a return on average equity of 18.99% and a return on average assets of 1.55%.  The efficiency ratio for the nine-month period was 48.73%.

During the nine months ending September 30, 2003, the Company prepaid $75.0 million in advances from the Federal Home Loan Bank.
This resulted in aggregate prepayment penalties of $5.3 million.  The Company also reversed an excess accrual of legal fees of $3.3 million as a result of the settlement of a lawsuit.

In addition, the Company had a net gain after taxes from the sale of securities of $2.7 million for the first nine months of 2003.
This compares with a net gain after taxes from the sale of securities of $3.2 million during the first nine months of 2002.

Net income, excluding the gains on the sale of securities, prepayment penalties and the reversal of litigation accruals, was $37.3 million for the nine months ending September 30, 2003.  Net income, excluding the gains on the sale of securities, was $34.0 million for the first nine months of 2002.  This represents an increase of $3.3 million, or 9.76%, for the first nine months of 2003 when compared with the first nine months of 2002.

The net interest margin continues to be under pressure as a result of the low interest rate environment.  It declined from 4.81% for the third quarter of 2002 to 3.95% for the third quarter of 2003.  It declined from 4.63% for the first nine months of 2002 to 4.18%
for the first nine months of 2003.  Asset yields have declined from 6.26% for the first nine months of 2002 to 5.38% for the first nine months of 2003.  This has been mitigated by the strong growth in the balance sheet, and the decline in the cost of funds from
2.52% to 1.80% for the same periods.

Asset yields for the third quarter of 2003 were 5.06%, compared with asset yields of 6.42% for the third quarter last year.   The
cost of funds was 1.58% and 2.60% for the same periods.  The margin compression appears to be moderating with the recent stability of interest rates.  The Company has approximately $1.1 billion, or 42.85% of its deposits, in interest free demand deposits.  This should position it well for a rising rate environment.

Total assets were $3.67 billion as of September 30, 2003.  This represents an increase of $818.8 million, or 28.75%, over the $2.85 billion in total assets reported on September 30, 2002.  Total deposits rose to $2.61 billion.  This is up $416.8 million, or 18.97%, from $2.20 billion last year.  Gross loans and leases grew to $1.63 billion as of September 30, 2003.  This is an increase of $296.9 million, or 22.28%, from $1.33 billion in gross loans and leases on September 30, 2002.  The Wealth Management Group has
approximately $1.1 billion in assets under administration.

CVB Financial Corp reported non-performing assets of $1.6 million as of September 30, 2003.  This represents a ratio of non-performing assets to total assets of 0.04%, and it represents 0.10% of gross loans and leases.  The allowance for loan and lease losses was $23.8 million as of September 30, 2003.  This represents 1.46% of gross loans and leases, and it compares with 1.70% on
September 30, 2002.  Non-performing loans and leases represented 6.87% of the allowance for loan and lease losses.

On September 19, 2003, the Company completed its acquisition of Kaweah National Bank.  Kaweah National Bank had four branches located in Visalia, Tulare, Porterville and McFarland.  This acquisition added $81.7 million in deposits, $72.7 million in loans and $86.7 million in assets to the Company's balance sheet.  This acquisition is an excellent complement to the existing business financial centers in Bakersfield and Fresno.  It provides a total of six business financial centers in the southern portion of the San Joaquin
Valley with $140.3 million in deposits and $103.0 million in loans.

Citizens Business Bank is the largest financial institution headquartered in the Inland Empire Region of Southern California.  It
serves 30 cities with 37 business financial centers in the Inland Empire, Los Angeles County, Orange County and the Central Valley
areas of California. Its subsidiary, Golden West Financial Services, provides vehicle leasing, equipment leasing and real estate loan services.  Shares of CVB Financial Corp. common stock are listed on the NASDAQ under the ticker symbol of CVBF.

For investor information on CVB Financial Corp., visit our Citizens Business Bank website at www.cbbank.com and click on the CVB
Investor tab.

Safe Harbor
This document may contain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from the projected.  For a discussion of factors that could cause actual results to differ, please see the publicly available Securities and Exchange Commission filings of CVB Financial Corp., including its Annual Report on Form 10-K for the year ended December 31, 2002, and particularly the discussion on risk factors within that document.

      CVB FINANCIAL CORP.
       CONSOLIDATED BALANCE SHEET
      (unaudited)
      dollars in thousands
                                                                    September 30
                                                              2003             2002
                                                         --------------    -------------
      Assets:
      Federal funds sold and reverse repos                           0           99,202                                                                                                        $                 $
      Investment Securities available-for-sale               1,818,199        1,239,653
      Loans and lease finance receivables                    1,629,775        1,332,835
         Less allowance for credit losses                     (23,787)         (22,644)
                                                         --------------    -------------
         Net loans and lease finance receivables             1,605,988        1,310,191
                                                         --------------    -------------
               Total earning assets                          3,424,187        2,649,046
      Cash and due from banks                                  126,018          124,469
      Premises and equipment, net                               31,683           28,786
      Goodwill and intangibles                                  26,699           12,536
      Other assets                                              58,566           33,479
                                                         --------------    -------------
           TOTAL                                         $   3,667,153        2,848,316                                                                                                                          $
                                                         ==============    =============

      Liabilities and Stockholders' Equity
      Liabilities:
         Deposits:
             Demand Deposits(noninterest-bearing)            1,120,037          882,785                                                                                                        $                 $
             Investment Checking                               200,572          171,029
             Savings/MMDA                                      715,557          634,655
             Time Deposits                                     577,692          508,621
                                                         --------------    -------------
                Total Deposits                               2,613,858        2,197,090

        Demand Note to U.S. Treasury                            10,251            9,878
        Borrowings                                             729,000          344,700
        Other liabilities                                       36,222           41,088
                                                         --------------    -------------
                Total Liabilities                            3,389,331        2,592,756
      Stockholders' equity:
         Stockholders' equity                                  263,990          226,621
         Accumulated other comprehensive income
            (loss), net of tax                                  13,832           28,939
                                                         --------------    -------------
                                                               277,822          255,560
                                                         --------------    -------------
           TOTAL                                             3,667,153        2,848,316                                                                                                        $                 $
                                                         ==============    =============

       CVB FINANCIAL CORP.
       CONSOLIDATED AVERAGE BALANCE SHEET
      (unaudited)
      dollars in thousands
                                                          Three months ended September 30            Nine months ended September 30
                                                              2003             2002                      2003              2002
                                                         --------------    -------------           ---------------   ---------------
      Assets:
      Federal funds sold and reverse repos                         210           32,628            $        3,257    $       44,158                                                            $                 $
      Investment securities available-for-sale               1,797,096        1,332,299                 1,654,602         1,258,104
      Loans and lease finance receivables                    1,522,765        1,230,454                 1,479,676         1,234,762
         Less allowance for credit losses                     (21,179)         (22,083)                  (21,406)          (21,971)
                                                         --------------    --------------          ---------------   ---------------
         Net loans and lease finance receivables             1,501,586        1,208,371                 1,458,270         1,212,791
                                                         --------------    -------------           ---------------   ---------------
               Total earning assets                          3,298,892        2,573,298                 3,116,129         2,515,053
      Cash and due from banks                                  111,655          100,558                   110,726           106,154
      Premises and equipment, net                               31,713           28,883                    30,882            30,340
      Other real estate owned, net                                   0                0                         0                 0
      Goodwill and intangibles                                  19,503            6,235                    15,544             6,358
      Other assets                                              88,469           41,787                    72,033            64,241
                                                         --------------    -------------           ---------------   ---------------
           TOTAL                                         $   3,550,232        2,750,761            $    3,345,314    $    2,722,146                                                                              $
                                                         ==============    =============           ===============   ===============

      Liabilities and Stockholders' Equity
      Liabilities:
         Deposits:
             Noninterest-bearing                             1,008,109          809,625            $      939,725    $      802,589                                                            $                 $
             Interest-bearing                                1,475,017        1,260,634                 1,432,392         1,247,559
                                                         --------------    -------------           ---------------   ---------------
                Total Deposits                               2,483,126        2,070,259                 2,372,117         2,050,148

        Other borrowings                                       741,774          401,206                   641,263           393,739
        Other liabilities                                       47,149           32,031                    59,354            35,196
                                                           -------------     ------------             -------------     -------------
                Total Liabilities                            3,272,049        2,503,496                 3,072,734         2,479,083
      Stockholders' equity:
         Stockholders' equity                                  255,682          226,156                   248,722           227,886
         Accumulated other comprehensive income
            (loss), net of tax                                  22,501           21,109                    23,858            15,177
                                                         --------------    -------------           ---------------   ---------------
                                                               278,183          247,265                   272,580           243,063
                                                         --------------    -------------           ---------------   ---------------
           TOTAL                                             3,550,232        2,750,761            $    3,345,314    $    2,722,146                                                            $                 $
                                                         ==============    =============           ===============   ===============

               CVB FINANCIAL CORP. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF EARNINGS
                            (unaudited)
           dollar amounts in thousands, except per share

                                                                      For the Three Months        For the Nine Months
                                                                      Ended September 30          Ended September 30
                                                                       2003           2002          2003           2002
                                                                  -------------  -------------  ------------  -------------
    Interest Income:
      Loans, including fees                                        $    24,629    $    24,030   $    72,262   $     66,337
      Investment securities:
         Taxable                                                        11,780         12,073        36,966         35,609
         Tax-advantaged                                                  3,938          4,071        12,088         12,127
                                                                     ----------     ----------  ------------  -------------
                Total investment income                                 15,718         16,144        49,054         47,736
      Federal funds sold                                                     1            157            41            478
                                                                     ----------     ----------  ------------  -------------
                Total interest income                                   40,348         40,331       121,357        114,551
    Interest Expense:
      Deposits                                                           3,723          5,938        12,505         16,545
      Borrowings                                                         5,191          5,022        15,632         14,552
                                                                     ----------     ----------  ------------  -------------
                Total interest expense                                   8,914         10,960        28,137         31,097
                                                                     ----------     ----------  ------------  -------------
        Net interest income before provision for credit losses          31,434         29,371        93,220         83,454
    Provision for credit losses                                              0              0             0              0
                                                                     ----------     ----------  ------------  -------------
        Net interest income after
           provision for credit losses                                  31,434         29,371        93,220         83,454
    Other Operating Income:
       Service charges on deposit accounts                               3,835          3,580        11,280         10,335
       Wealth Management services                                          932            924         2,903          2,894
       Gain(Loss) on sale of securities                                  3,387          1,844         4,210          4,940
       Other                                                             1,986          1,492         5,116          4,456
                                                                     ----------     ----------  ------------  -------------
                Total other operating income                            10,140          7,840        23,509         22,625
    Other operating expenses:
       Salaries and employee benefits                                   10,498          9,617        30,393         26,766
       Occupancy                                                         1,771          1,602         4,944          4,731
       Equipment                                                         1,833          1,538         4,904          4,431
       Professional services                                             1,037            947         3,020          3,011
       Goodwill Amortization                                               203            268           518            325
       Other                                                             5,945          3,222        13,105          9,448
                                                                     ----------     ----------  ------------  -------------
                Total other operating expenses                          21,287         17,194        56,884         48,712
                                                                     ----------     ----------  ------------  -------------
    Earnings before income taxes                                        20,287         20,017        59,845         57,367
    Income taxes                                                         6,785          6,821        21,119         20,214
                                                                  -------------  -------------  ------------  -------------
        Net earnings                                               $    13,502    $    13,196   $    38,726   $     37,153
                                                                  =============  =============  ============  =============

    Basic earnings per common share                                $      0.31    $      0.30   $      0.89   $       0.85
                                                                  =============  =============  ============  =============
    Diluted earnings per common share                              $      0.30    $      0.29   $      0.87   $       0.83
                                                                  =============  =============  ============  =============

    Cash dividends per common share                                $      0.12    $      0.14   $      0.36   $       0.42
                                                                  =============  =============  ============  =============

     All per share information has been retroactively adjusted to reflect the 5-for-4 stock split declared on December 19, 2002.

                                                                    Three months ended September 30            Nine months ended September 30
                                                                        2003                2002                  2003                2002
                                                                ------------------- -------------------   -------------------  ------------------

       Interest income - (Tax Effective)(te)                                41,726              41,756               125,588             118,795
       Interest Expense                                                      8,914              10,960                28,137              31,097
                                                                  -----------------   -----------------     -----------------    ----------------
       Net Interest income - (te)                                           32,812              30,796                97,451              87,698
                                                                  =================   =================     =================    ================

       Net Earnings Reconciliation (non-GAAP disclosure):
       Net operating income without net gain on sale of                     12,730              11,983                37,267              33,954
       securities, the prepayment penalty, and reversal of
       excess accrual on legal expense
            Net gain on sale of securities, net of tax                       2,222               1,213                 2,724               3,199
            Prepayment penalty, net of tax                                 (1,450)                   0               (3,401)                   0
            Reversal of excess legal accrual, net of tax                         0                   0                 2,136                   0
                                                                  -----------------   -----------------     -----------------    ----------------
       Reported net earnings                                                13,502              13,196                38,726              37,153
                                                                  =================   =================     =================    ================

       Gain(Loss) on sale of securities                                      3,387               1,844                 4,210               4,940
       Gain on sale of OREO                                                      0                   0                     0                   0

       Return on average assets                                              1.55%               1.82%                 1.55%               1.82%
       Return on average equity                                             18.99%              20.44%                18.99%              20.44%
       Efficiency ratio                                                     51.20%              46.21%                48.73%              45.92%
       Net interest margin (te)                                              3.95%               4.81%                 4.18%               4.63%

       Weighted average shares outstanding
           Diluted                                                      44,548,671          44,564,810            44,609,640          44,546,380
           Basic                                                        43,746,984          43,632,036            43,751,716          43,612,010
       Dividend payout ratio                                                38.56%              37.04%                40.69%              41.96%

       Number of shares outstanding-EOP                                 44,077,664          43,513,420
       Book value per share                                                   6.30                5.87

                                                                               September 30
                                                                        2003                2002
                                                                  -----------------   -----------------
       Non-performing Assets (dollar amount in thousands):
       Non-accrual loans                                                    $1,633                $192
       Loans past due 90 days or more
         and still accruing interest                                             0                  49
       Restructured loans                                                        0                 577
       Other real estate owned (OREO), net                                       0                   0
                                                                  -----------------   -----------------
       Total non-performing assets                                          $1,633                $818
                                                                  =================   =================
       Percentage of non-performing assets
         to total loans outstanding and OREO                                 0.10%               0.06%

       Percentage of non-performing
         assets to total assets                                              0.04%               0.03%

       Non-performing assets to
       allowance for loan losses                                             6.87%               3.61%

       Net loan losses to Average loans                                      0.06%               0.02%

       Allowance for Credit Losses at Beginning of Period:
           Citizens Business Bank                                          $21,666             $20,469
           Acquisition of Western Security Bank                                                  2,325
           Acquisition of Kaweah National Bank                               2,770
           Total Loans Charged-Off                                           1,673               1,287
           Total Loans Recovered                                           (1,024)             (1,137)
                                                                  -----------------   -----------------
       Net Loans Charged-Off                                                   649                 150
       Provision Charged to Operating Expense                                    0                   0
                                                                  -----------------   -----------------
       Allowance for Credit Losses at End of period                        $23,787             $22,644
                                                                  =================   =================